Exhibit (2)(a)

CROW POINT GLOBAL DIVIDEND PLUS FUND

AGREEMENT AND DECLARATION OF TRUST

This AGREEMENT AND DECLARATION OF TRUST is made as of May 17, 2016, by Peter J. DeCaprio, as initial trustee (“Initial Trustee”), for the purpose of forming a Delaware statutory trust in accordance with the provisions hereinafter set forth.

W I T N E S S E T H:

WHEREAS, by the filing of the Certificate, the Initial Trustee established the Trust on February 23, 2015, as a statutory trust under the Delaware Act for the purpose of (i) operating as a closed-end management investment company in accordance with the 1940 Act and (ii) engaging in such other activities as are necessary, convenient or incidental thereto;

WHEREAS, the Initial Trustee executing this Declaration as Trustee desires to adopt it as the governing instrument of the Trust under the Delaware Statutory Trust Act;

NOW, THEREFORE, the Person executing this Declaration as Trustee hereby agrees to it and intends that it constitutes the governing instrument of the Trust as provided herein and declares that all money and property hereafter contributed to the Trust shall be held and managed in trust for the benefit of the Shareholders of beneficial interests issued hereunder from time to time and subject to the following provisions hereof:

ARTICLE I

NAME AND DEFINITIONS

Section 1.    Name.  The name of the Trust continued by this Declaration is “Crow Point Global Dividend Plus Fund” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine and the Trustees may, without Shareholder approval, change the name of the Trust or any Series or Class thereof.  In the event of any such change, the Trustees shall cause notice to be given to the affected Shareholders within a reasonable time after the implementation of such change, which notice will be deemed given if the changed name is reflected in any registration statement of the Trust or any Series.

Section 2.    Definitions. Unless otherwise provided or required by the context:

(a)                “Administrator” means the party, other than the Trust, to the contract described in Article III, Section 3 hereof.

(b)               “By-Laws” means the By-Laws of the Trust adopted by the Trustees, as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act.

(c)                “Certificate” means the certificate of trust of the Trust as filed with the Delaware Secretary of State on February 23, 2015, as amended and restated from time to time, in accordance with the Delaware Act.

(d)               “Class” means, as applicable, any class of Shares of the Trust or any class of Shares of any Series established and designated under or in accordance with the provisions of Article V.

(e)                “Commission,” “Interested Person” and “Principal Underwriter” have the meanings provided in the 1940 Act.  Except as such term may be otherwise defined by the Trustees in conjunction with the establishment of any Series of Shares, the term “vote of a majority of the Shares outstanding and entitled to vote” shall have the same meaning as is assigned to the term “vote of a majority of the outstanding voting securities” in the 1940 Act.

(f)                “Covered Person” means a person so defined in Article IV, Section 3.

(g)               “Custodian” means any Person other than the Trust who has custody of any Trust Property as required by Section 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in said Section 17(f).

(h)               “Declaration” means this Agreement and Declaration of Trust, as amended or restated from time to time.  Reference in this Declaration to “Declaration,” “hereof,” “herein,” and “hereunder” shall be deemed to refer to this Declaration rather than exclusively to the article or section in which such words appear.

(i)                 “Delaware Act” means the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq., as amended from time to time, and any successor statute thereto.

(j)                 “Distributor” means the party or parties, other than the Trust, to the contract described in Article III, Section 1 hereof.

(k)               “He”, “him” and “his” shall include the feminine and neuter, as well as the masculine, genders.

(l)                 “Initial Trustee” means Peter J. DeCaprio, in his capacity as the initial trustee of the Trust.

(m)             “Investment Adviser” means the party, other than the Trust, to the contract described in Article III, Section 2 hereof.

(n)               “Net Asset Value” means the net asset value of the Trust, or, if applicable, each Series of the Trust, determined as provided in Article VI, Section 3.

(o)               “Person” means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions, thereof, whether domestic or foreign.

(p)               “Securities Act” means the Securities Act of 1933, as amended from time to time, including the rules and regulations of the Commission thereunder and any order or orders thereunder which may from time to time be applicable to the Trust.

(q)               “Series” means a series of Shares established and designated under or in accordance with the provisions of Article V, each of which shall be accounted for and maintained as a separate series or portfolio of the Trust.

(r)                 “Series Trustees” means persons so defined in Article II, Section 12.

(s)                “Shareholder” means a record owner of Outstanding Shares;

(t)                 “Shares” means the units of beneficial interest into which the beneficial interest in the Trust and each Series of the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares;

(u)               “Investment Adviser” means the party, other than the Trust, to the contract described in Article III, Section 2 hereof.

(v)               “Transfer Agent” means any Person other than the Trust who maintains the Shareholder records of the Trust, such as the list of Shareholders, the number of Shares credited to each account, and the like.

(w)             “Trust” means Crow Point Global Dividend Plus Fund and reference to the Trust, when applicable to one or more Series, refers to each such Series.

(x)               “Trustee” means each person who has signed this Declaration and all other Persons who were or may from time to time be duly elected or appointed to serve as Trustees in accordance with the provisions hereof so long as such Person shall continue in office in accordance with the terms hereof, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in his or their capacities as trustee or trustees hereunder.  Unless otherwise required by the context or specifically provided, any reference herein to the Trustees shall refer to the Trustee at any time that there is only one Trustee of the Trust.

(y)               “Trust Property” means any and all property, real or personal, tangible or intangible that is from time to time owned or held by or for the account of the Trust or any Series or the Trustees on behalf of the Trust or any Series, each and every asset of which shall be allocated and belong to a specific series to the exclusion of all other series.

(z)                “1940 Act” means the Investment Company Act of 1940, as amended from time to time, including the rules and regulations of the Commission thereunder and any order or orders thereunder which may from time to time be applicable to the Trust.

ARTICLE II

THE TRUSTEES

Section 1.    Management of the Trust.  The business and affairs of the Trust shall be managed by or under the direction of the Trustees, and they shall have all powers necessary or desirable to carry out that responsibility.  The Trustees may execute all instruments and take all action they deem necessary or desirable to promote the interests of the Trust.  Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive.  In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

Section 2.    Powers.  The Trustees in all instances shall act as principals, free of the control of the Shareholders.  The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary or desirable in the management of the Trust.  The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust.  The Trustees may exercise all of their powers without recourse to any court or other authority.  Subject to any applicable limitation herein or in the By-Laws or resolutions of the Trust, the Trustees shall have power and authority, without limitation:

(a)                To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations.

(b)                To invest in, hold for investment, or reinvest in, cash; securities of any type, including, but not limited to, common, preferred and preference stocks; warrants; subscription rights; profit-sharing interests or participations and all other contracts for or evidence of equity interests; bonds, debentures, bills, time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments; government securities, including securities of any state, municipality or other political subdivision thereof, or any governmental or quasi-governmental agency or instrumentality; and money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers’ acceptances and all kinds of repurchase agreements, of any corporation, company, trust, association, firm or other business organization however established, and of any country, state, municipality or other political subdivision, or any governmental or quasi-governmental agency or instrumentality; or any other security, property or instrument in which the Trust or any of its Series shall be authorized to invest.

(c)                 To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend and to pledge any such securities, to enter into repurchase agreements, reverse repurchase agreements, firm commitment agreements, forward foreign currency exchange contracts, interest rate mortgage or currency swaps and interest rate caps, floors and collars, to purchase and sell options on securities, securities indices, currency, swaps and other financial assets, futures contracts and options on futures contracts of all descriptions and to engage in all types of hedging, risk-management or income enhancement transactions.

(d)               To exercise all rights, powers and privileges of ownership or interest in all securities, repurchase agreements and other assets included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities, repurchase agreements and other assets.

(e)                To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, including cash or foreign currency, and any interest therein.

(f)                To borrow money or other property in the name of the Trust exclusively for Trust purposes and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; and to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person and to lend Trust Property.

(g)               To aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm.

(h)               To adopt By-Laws not inconsistent with this Declaration providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not reserved to the Shareholders.

(i)                 To elect and remove with or without cause such officers and appoint and terminate such agents as they deem appropriate.

(j)                 To employ as custodian of any assets of the Trust, subject to any provisions herein or in the By-Laws, one or more banks, trust companies or companies that are members of a national securities exchange, or other entities permitted by the Commission to serve as such.

(k)               To retain one or more transfer agents and shareholder servicing agents, or both.

(l)                 To provide for the distribution of Shares either through a Principal Underwriter as provided herein or by the Trust itself, or both, or pursuant to a distribution plan of any kind.

(m)             To set record dates in the manner provided for herein or in the By-Laws.

(n)               To delegate such authority as they consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser, custodian or underwriter.

(o)               To hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, or (ii) either in the Trust’s or Trustees’ own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of statutory trusts or investment companies.

(p)               To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article V.

(q)               To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and assets, liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article V, Section 4.

(r)                 To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust.

(s)                To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes.

(t)                 To make distributions of income, capital gains, returns of capital (if any) and redemption proceeds to Shareholders in the manner hereinafter provided for.

(u)               To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding, pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

(v)               To issue, purchase, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to establish terms and conditions regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles V and VI, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or, if applicable, of the particular Series with respect to which such Shares are issued.

(w)             To invest part or all of the Trust Property (or part or all of the assets of any Series), or to dispose of part or all of the Trust Property (or part or all of the assets of any Series) and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer of part or all of the Trust Property in exchange for an interest or interest in such one or more investment companies) all without any requirement of approval by Shareholders.  Any such other investment company may (but need not) be a trust (formed under the laws of any state) which is classified as a partnership for federal income tax purposes.

(x)               To sell or exchange any or all of the assets of the Trust, subject to Article IX, Sections 3, 5 and 6.

(y)               To enter into joint ventures, partnerships and any other combinations and associations.

(z)                To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such Committee, depositary or trustee as the Trustees shall deem proper.

(aa)            To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and, subject to applicable law and any restrictions set out in the By-Laws, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, Principal Underwriters, or independent contractors of the Trust, individually, against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability.

(bb)           To adopt, establish and carry out pension, profit-sharing, Share bonus, Share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

(cc)            To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorneys to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities and property as the Trustees shall deem proper.

(dd)          To enter into contracts of any kind and description.

(ee)            To interpret the investment policies, practices or limitations of any Series or Class.

(ff)             To guarantee indebtedness and contractual obligations of others.

(gg)           To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers.

The subsections of this Section 2 above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees.  Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or any applicable Series, and not an action in an individual capacity.  No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.  In construing this Declaration, the presumption shall be in favor of a grant of power to the Trustees.  The Trustees have the power to construe and interpret this Declaration and to act upon any such construction and interpretation.  Any construction or interpretation of this Declaration by the Trustees and any action taken pursuant thereto and any determination as to what is in the best interests of the Trust or any Series or Class and the Shareholders made by the Trustees in good faith shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes.

Section 3.    Certain Transactions. Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or with any Interested Person of such person.  The Trust may employ any such person or entity in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, sub-adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

Section 4.    Current Trustee(s); Election and Number of Trustees.  The Trustees as of the date hereof shall be the persons initially signing this Declaration.  The number of Trustees shall be equal to the number of Persons initially signing this Declaration and, hereafter, may be fixed from time to time by a majority of the Trustees then in office; provided, that there shall be at least one Trustee.

Section 5.    Term of Office of Trustees; Classes.

Subject to the voting rights established with respect to a particular Series or Class, each Trustee shall hold office for life, except as specified in the By-Laws in connection with any requirement as to mandatory retirement, or until his successor is elected and duly qualified or the Trust terminates.  Notwithstanding the foregoing but subject to the voting rights established with respect to a particular Series or Class, (1) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein; (2) any Trustee may be removed with cause at any time by a written instrument signed by at least three-quarters of the then Trustees, specifying the effective date of removal; (3) any Trustee who requests to be retired, or who is declared bankrupt or has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement; and (4) any Trustee may be removed, with or without cause, by a vote of at least a majority of the then Trustees if such removal is approved by the holders of at least three-quarters of the Outstanding Shares entitled to vote with respect to the election of such Trustee and present in person or by proxy at a meeting of the Shareholders called for such purpose.

Section 6.    Vacancies; Appointment of Trustees.  Whenever a vacancy shall exist in the Board of Trustees, regardless of the reason for such vacancy, the remaining Trustees shall appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act, provided, that if the Shareholders of any Class or Series of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees or the sole remaining Trustee elected by that Class or Series may fill any vacancy among the number of Trustees elected by that Class or Series.  Such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment.  The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the time the expected vacancy occurs. As soon as any such Trustee has accepted his appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.  The Trustees’ power of appointment is subject to Section 16(a) of the 1940 Act. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Article II, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.  The death, declination to serve, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration.

Section 7.    Chairman.  The Trustees may appoint one of their number to be Chairman of the Board of Trustees.  The Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may be the chief executive, financial and/or accounting officer of the Trust.  If the Trustees do not appoint a Chairman, the President shall perform the duties and have the responsibilities hereunder.

Section 8.    Action by the Trustees.

(a)                Except as expressly provided in this Declaration, the Trustees shall act by majority vote at a meeting duly called at which a quorum is present, including a meeting held by conference telephone, teleconference or other electronic media or communication equipment by means of which all persons participating in the meeting can communicate with each other; or by written consent of a majority of Trustees (or such greater number as may be required by applicable law) without a meeting.  A majority of the Trustees shall constitute a quorum at any meeting.  Meetings of the Trustees may be called orally or in writing by the President or by any one of the Trustees or as set out in the By-Laws.  Notice of the time, date and place of all Trustees’ meetings shall be given to each Trustee as set out in the By-Laws; provided, however, that no notice is required if the Trustees provide for regular or stated meetings.  Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting.  Except as expressly provided in this Declaration, the Trustees by majority vote may delegate to any Trustee or Trustees or committee authority to approve particular matters or take particular actions on behalf of the Trust.  Any written consent or waiver may be provided and delivered to the Trust by facsimile, electronic mail, text message or other similar electronic mechanism.

(b)               A Trustee who with respect to the Trust is not an Interested Person shall be deemed to be independent and disinterested when making any determinations or taking any action as a Trustee, whether pursuant to the 1940 Act, the Delaware Act or otherwise.

Section 9.     Ownership of Trust Property.  The Trust Property of the Trust and, if applicable, of each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees.  Legal title in and beneficial ownership of all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees may cause legal title in and beneficial ownership of any Trust Property to be held by, or in the name of one or more of the Trustees acting for and on behalf of the Trust, or in the name of any person as nominee acting for and on behalf of the Trust.  No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, as provided in Article V, a proportionate undivided beneficial interest in the Trust or Series or Class thereof represented by Shares.  The Shares shall be personal property giving only the rights specifically set out in this Declaration.  The Trust, or at the determination of the Trustees one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income earned on securities of the Trust issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country.  Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee.  Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

Section 10.   Effect of Trustees Not Serving.  The death, resignation, retirement, removal, incapacity or inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration.

Section 11.      Trustees, Etc. as Shareholders.  Subject to any restrictions in the By-Laws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Shares to the same extent as any other Shareholder; the Trustees may issue and sell Shares to and buy Shares from any such person or any firm or company in which such Person is interested, subject only to any general limitations herein.

ARTICLE III

CONTRACTS WITH SERVICE PROVIDERS

Section 1.    Underwriting Contract.  The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting or distribution contract or contracts providing for the sale of the Shares whereby the Trustees may either agree to sell the Shares to the other party to the contract or appoint such other party as their sales agent for the Shares, and in either case on such terms and conditions, if any, as may be prescribed in the By-Laws, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article III or of the By-Laws; and such contract may also provide for the repurchase of the Shares by such other party as agent of the Trustees.

Section 2.     Advisory, Sub-Advisory or Management Contract.  The Trustees may in their discretion from time to time enter into one or more investment advisory, sub-advisory or management contracts or, if the Trustees establish multiple Series, separate investment advisory or management contracts with respect to one or more Series whereby the other party or parties to any such contracts shall undertake to furnish the Trust or such Series management, investment advisory, administration, accounting, legal, statistical and research facilities and services, promotional or marketing activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine.  Notwithstanding any provisions of this Declaration, the Trustees may authorize the Investment Adviser(s) or persons including Sub-Advisers to whom the Investment Adviser(s) delegates certain or all of its duties, or any of them, under any such contracts (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities and other investments of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of such Investment Adviser(s) and Sub-Adviser(s), or any of them (and all without further action by the Trustees).  Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

Section 3.     Administration Agreement.  The Trustees may in their discretion from time to time enter into an administration agreement or, if the Trustees establish one or more Series or Classes, separate administration agreements with respect to each Series or Class, whereby the other party to such agreement shall undertake to manage the business affairs of the Trust or of a Series or Class thereof of the Trust and furnish the Trust or a Series or a Class thereof with office facilities, and shall be responsible for the ordinary clerical, bookkeeping and recordkeeping services at such office facilities, and other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine.

Section 4.    Service Agreement.  The Trustees may in their discretion from time to time enter into service agreements with respect to the Trust or one or more Series or Classes of Shares whereby the other parties to such Service Agreements will provide administration and/or support services pursuant to administration plans and service plans, and all upon such terms and conditions as the Trustees in their discretion may determine.

Section 5.    Transfer Agent. The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract whereby the other party to such contract shall undertake to furnish transfer agency and shareholder services to the Trust.  The contract shall have such terms and conditions as the Trustees may in their discretion determine not inconsistent with this Declaration. Such services may be provided by one or more Persons.

Section 6.    Custodian.  The Trustees may appoint or otherwise engage one or more banks or trust companies or any other entity satisfying the requirements of the 1940 Act, to serve as Custodian on behalf of the Trust with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws.  The Trustees may also authorize the Custodian to employ one or more sub-custodians, including such foreign banks and securities depositories as meet the requirements of applicable provisions of the 1940 Act, and upon such terms and conditions as may be agreed upon between the Custodian and such sub-custodian, to hold securities and other assets of the Trust and to perform the acts and services of the Custodian, subject to applicable provisions of law and resolutions adopted by the Trustees.

Section 7.    Affiliations of Trustees or Officers, Etc.  The fact that: (i) any of the Shareholders, Trustees or officers of the Trust or any Series thereof is a shareholder, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any partnership, corporation, trust, association or other organization or of or for any parent or affiliate of any organization, with which a contract of the character described in this Article III or for services as Custodian, Transfer Agent or disbursing agent or for related services may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder of or has an interest in the Trust, or that (ii) any partnership, corporation, trust, association or other organization with which a contract of the character described in Sections 1, 2, 3 or 4 of this Article III or for services as Custodian, Transfer Agent or disbursing agent or for related services may have been or may hereafter be made also has any one or more of such contracts with one or more other partnerships, corporations, trusts, associations or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

ARTICLE IV

COMPENSATION, LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 1.    Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust, and they may fix the amount of such compensation.  Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Section 2.     Limitation of Liability.

(a)                The Trustees and the officers of the Trust (the “Fiduciary Indemnified Persons”) shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Trustees or any holder of the Trust’s securities (the Trust and any holder of the Trust’s securities being a “Covered Person”) for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Declaration or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person’s gross negligence or willful misconduct with respect to such acts or omissions.

(b)               The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the trust estate.

Section 3.    Indemnification.

 The Trust shall, to the fullest extent permitted by applicable law,

(a)                indemnify and hold harmless each Fiduciary Indemnified Person from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Declaration, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of gross negligence or willful misconduct with respect to such acts or omissions; and

(b)               advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

The provisions of Section 3 shall survive the resignation or removal of the Fiduciary Indemnified Persons.

Section 4.    No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

Section 5.     No Duty of Investigation; Notice in Trust Instruments, Etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust or a Series thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent.  Every obligation, contract, instrument, certificate, Share, other security of the Trust or a Series thereof or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust or a Series thereof.  Every written obligation, contract, instrument, certificate, Share, other security of the Trust or a Series thereof or undertaking made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under this Declaration, and that the obligations of the Trust or a Series thereof under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust Property or the Trust Property of the applicable Series, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to bind the Trustees individually. The Trustees may maintain insurance for the protection of the Trust Property or the Trust Property of the applicable Series, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

Section 6.    Reliance on Experts, Etc.  The exercise in good faith by each Trustee, officer or employee of the Trust or any Series of their powers and discretions hereunder shall be binding upon everyone interested. Each Trustee, officer or employee of the Trust or any Series may rely in good faith upon advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees, officers or employees of the Trust or any Series hereunder, and shall be under no liability for any act or omission in accordance with such advice; provided each Trustee, officer and employee of the Trust or any Series shall be under no liability for failing to follow such advice.  A Trustee, officer or employee of the Trust shall be fully protected in relying in good faith upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or other agent of the Trust or any Series, or by the Investment Adviser, the Administrator, the Distributor, the Principal Underwriter, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust or any Series, regardless of whether such counsel or expert may also be a Trustee, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Trust or any Series or Class, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Trust or any Series or Class or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders or creditors of the Trust might properly be paid.  The appointment, designation or identification of a Trustee, officer or employee of the Trust or any Series, as applicable, as Chairman, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, officer or employee of the Trust or any Series, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee, officer or employee of the Trust or any Series in the absence of the appointment, designation or identification, and no Trustee, officer or employee of the Trust or any Series who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof.  In addition, no appointment, designation or identification of a Trustee, officer or employee of the Trust or any Series as aforesaid shall affect in any way that Trustee’s, officer’s or employee’s rights or entitlement to indemnification or advancement of expenses.

ARTICLE V

SERIES; CLASSES; SHARES; OTHER SECURITIES

Section 1.    Series or Class.  The establishment of any Series or Class of Shares shall be effective upon the adoption by the Trustees of a resolution that sets forth the designation of, or otherwise identifies, such Series or Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth the designation of, or otherwise identifies, such

Series or Class including any registration statement of the Trust or any Series, any amendment and/or restatement of this Declaration or as otherwise provided in such resolution.  The relative rights and preferences of each Series and each Class shall be as set forth herein and as set forth in any registration statement of the Trust or any Series relating thereto, unless otherwise provided in the resolution establishing such Series or Class; provided, that all Shares shall be identical except for such variations as shall be fixed and determined between different Series or Classes by the Trustees in establishing and designating such Class or Series.

All references to Shares in this Declaration shall be deemed to be to Shares of the Trust or any or all Series or Classes as the context may require.  The Trust shall maintain separate and distinct records for each Series and hold and account for the assets thereof separately from the other assets of the Trust or of any other Series.  A Series may issue any number of Shares or any Class thereof and need not issue Shares.  Each holder of Shares of a Series or a Class thereof shall be entitled to receive his pro rata share of all distributions made with respect to such Series or Class. Upon redemption of a Shareholder’s Shares of a Series, such Shareholder shall be paid solely out of the funds and property of such Series.  The Trustees may adopt and change the name of any Series or Class without Shareholder approval.

Section 2.    Shares.  The beneficial interest in the Trust shall be divided into transferable Shares of the Trust or of one or more separate and distinct Series or Classes established by the Trustees. The Trustees may divide the Shares of the Trust or any Series into Classes.  The number of Shares of the Trust and of each Series and Class is unlimited and the Trust is authorized to issue an unlimited number of Shares and upon the establishment of any Series or Class as provided herein, the Trust shall be authorized to issue an unlimited number of Shares of each such Series and Class, unless otherwise determined, and subject to any conditions set forth, by the Trustees.  Each Share shall have no par value per Share or such other amount of par value as the Trustees may establish.  Notwithstanding any other provision of this Declaration, including Section 2 of Article VIII, all Shares issued hereunder shall be fully paid and nonassessable.  Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.  The Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval, to issue original or additional Shares at such times and on such terms and conditions as they deem appropriate; to issue fractional Shares and Shares held in the treasury; to establish and to change in any manner Shares of the Trust or of any Series or Classes with such preferences, rights upon liquidation, redemption rights, terms of conversion, voting powers, and other rights and privileges as the Trustees may determine (but the Trustees may not change Outstanding Shares in a manner materially adverse to the Shareholders of such Shares); to divide or combine the Shares of the Trust or of any Series or Classes into a greater or lesser number; to classify or reclassify any unissued Shares of the Trust or of any Series or Classes into one or more Series or Classes of Shares; to abolish any one or more Series or Classes of Shares; to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; and to take such other action with respect to the Shares as the Trustees may deem desirable. Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares. Unless otherwise designated by the Trustees in the By-Laws or resolutions establishing a Series or Class, the purchase price, the method of determining the net asset value, and the relative liquidation, voting, dividend and other rights and preferences of holders of Shares of the Trust or any Series or Class shall be as set out in the Trust’s Registration Statement on Form N-2 under the Securities Act and/or the 1940 Act relating to the issuance of such Shares.  Except as otherwise provided with respect to a specific Series or Class, each Share of the Trust or any Series shall represent an equal beneficial interest in the net assets of the Trust or such Series.

Section 3.    Investment in the Trust.  The Trustees shall accept investments in the Trust or any Series or Class from such persons and on such terms as they may from time to time authorize.  At the Trustees’ discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the Trust or that Series, as applicable, is authorized to invest, valued as provided in Article VI, Section 3.  Investments in the Trust or any Series shall be credited to each Shareholder’s account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in the Trust or any Series or Class, (b) issue fractional Shares, (c) determine the Net Asset Value per Share of the initial capital contribution or (d) authorize the issuance of Shares at a price other than Net Asset Value to the extent permitted by the 1940 Act or any rule, order or interpretation of the Commission thereunder.  The Trustees shall have the right to refuse to accept investments in the Trust or any Series at any time without any cause or reason therefor whatsoever.

Section 4.    Repurchases and Transfers at the Option of the Trust. Except as otherwise provided in this Declaration, no Shareholder or other Person holding Shares will have the right to withdraw or tender Shares to the Trust for repurchase. The Trustees may, from time to time, in their complete and exclusive discretion and on terms and conditions as they may determine, cause the Trust to repurchase Shares in accordance with written tenders.

(a)                In determining whether to cause the Trust to repurchase Shares, pursuant to written tenders, the Trustees will consider the following factors, among others:

(1)               whether any Shareholders have requested to tender Shares;

(2)               the liquidity of the Trust’s assets;

(3)               the investment plans and working capital and reserve requirements of the Trust;

(4)               the relative economies of scale with respect to the size of the Trust;

(5)               the history of the Trust in repurchasing Shares;

(6)                existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

(7)                the anticipated tax consequences to the Trust of any proposed repurchases of Shares; and

(8)                the recommendations of the Trustees and/or the Investment Adviser or Sub-Adviser.

(b)               The Trustees will cause the Trust to repurchase Shares in accordance with written tenders only on terms fair to the Trust and to all Shareholders.

(c)                The Trustees may cause the Trust to repurchase Shares of a Shareholder or any Person acquiring Shares from or through a Shareholder, on terms fair to the Trust and to the Shareholder or Person acquiring Shares from or through such Shareholder, in the event that the Trustees, in their sole discretion, determine or have reason to believe that:

(1)                the Shares have been Transferred in violation of [Section 9.1 of this Declaration], or the Shares have vested in any Person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Shareholder;

(2)                ownership of the Shares by a Shareholder or other Person is likely to cause the Trust to be in violation of, or require registration of any Shares under, or subject the Trust to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

(3)                continued ownership of the Shares may be harmful or injurious to the business or reputation of the Trust, the Trustees, the Adviser, the Sub-Adviser or any of their Affiliated Persons, or may subject the Trust or any of the Shareholders to an undue risk of adverse tax or other fiscal or regulatory consequences;

(4)               any of the representations and warranties made by a Shareholder or other Person in connection with the acquisition of the Shares was not true when made or has ceased to be true;

(5)               with respect to a Shareholder subject to special regulatory or compliance requirements, such as those imposed by the Employee Retirement Income Security Act of 1974, as amended, the Bank Holding Company Act or certain Federal Communication Commission regulations (collectively, “Special Laws or Regulations”), such Shareholder will likely be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold Shares; or

(6)               it would be in the best interests of the Trust, as determined by the Trustees, for the Trust to repurchase the Shares.

Repurchases of Shares by the Trust will be payable promptly after the date of each repurchase or, in the case of an offer by the Trust to repurchase Shares, promptly after the expiration date of the repurchase offer in accordance with the terms of the repurchase offer. Payment of the purchase price for Shares will consist of: (1) cash or a promissory note, which will be non-transferable and need not bear interest, in an amount equal to the percentage, as may be determined by the Trustees, of the estimated unaudited net asset value of the Shares repurchased by the Trust determined as of the date of the repurchase (the “Initial Payment”); and

(2) if determined to be appropriate by the Trustees or if the Initial Payment is less than 100% of the estimated unaudited net asset value, a promissory note, which may or may not be incorporated into the note applicable to the Initial Payment, entitling its holder to a contingent payment (the “Post-Audit Payment”) equal to the excess, if any, of (A) the net asset value of the Shares repurchased by the Trust as of the date of the repurchase, determined based on the audited financial statements of the Trust for the Fiscal Year in which the repurchase was effective, over (B) the Initial Payment. Any obligation under such a promissory note with respect to the Initial Payment will be due and payable not more than 30 days after the date of repurchase. Any obligation under such a promissory note with respect to the Post-Audit Payment will be due and payable promptly following the preparation of the applicable audited financial statements. Notwithstanding anything to the contrary in this Section 9.2(c), the Trustees, in their discretion, may cause the Trust to pay all or any portion of the repurchase price in Securities in kind (or any combination of Securities in kind and cash) having a value, determined as of the date of repurchase, equal to the amount to be repurchased. All repurchases of Shares will be subject to any and all conditions as the Trustees may impose in their sole discretion. The Trustees may, in their discretion, cause the Trust to repurchase all of a Shareholder’s Shares, if the net asset value of the Shareholder’s Shares, as a result of repurchase or Transfer requests by the Shareholder, is less than $100,000 or such other minimum amount established by the Trustees from time to time in their sole discretion. Subject to the procedures of this Section 9.2(c), the amount due to any Shareholder whose Shares are repurchased will be equal to the net asset value of the Shareholder’s Shares, as of the effective date of repurchase. If all of a Shareholder’s Shares are repurchased, that Shareholder will cease to be a Shareholder.

Section 5.    Assets and Liabilities of Series.  All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall be held and accounted for separately from the assets of every other Series and are referred to as “assets belonging to” that Series. The assets belonging to a Series shall belong only to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. Any assets, income, earnings, profits and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more Series as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, earnings, income, profits or funds, or payments and proceeds thereof shall be referred to as assets belonging to that Series. Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and accounted for separately from the assets held with respect to all other Series and from any assets, income, earnings, profits and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series that are not allocated to such Series by the Trustees in accordance with this Section 5. The assets belonging to a Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the Shareholders of that Series.  The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes in such manner as the Trustees deem fair and equitable.  Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.

 Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of any other Series or against the assets of the Trust generally, and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series. Notice of this contractual limitation on liabilities among Series has been set out in the Certificate, and upon the giving of such notice in the Certificate, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting out such notice in the Certificate) became applicable to the Trust and each Series.  Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, with respect to that Series.  No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

Section 6.    Ownership and Transfer of Shares.  The Trust or a transfer or similar agent for the Trust shall maintain a register containing the names and addresses of the Shareholders of the Trust and/or of each Series and Class thereof, the number of Shares of the Trust and/or each Series and Class held by such Shareholders, and a record of all Share transfers.  The register shall be conclusive as to the identity of Shareholders of record and the number of Shares held by them from time to time. The Trustees may authorize the issuance of certificates representing Shares and adopt rules governing their use. The Trustees may make rules governing the transfer of Shares, whether or not represented by certificates. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his duly authorized agent upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-Laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee or agent of the Trust, shall be affected by any notice of a proposed transfer.

Section 7.     Status of Shares; Limitation of Shareholder Liability.  Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Declaration.  Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Declaration and to have become a party hereto.  No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series.  The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners.  Neither the Trust nor the Trustees shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Every written obligation of the Trust or any Series shall contain a statement to the effect that such obligation may only be enforced against the assets of the appropriate Series or all Series; however, the omission of such statement shall not operate to bind or create personal liability for any Shareholder or Trustee.

Section 8.     Other Securities.  The Trustees may authorize and issue such other securities of the Trust other than Shares as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities. To the extent that the Trustees authorize and issue preferred shares of the Trust or any Class or Series, they are hereby authorized and empowered to amend or supplement this Declaration as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary.  The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

ARTICLE VI

DISTRIBUTIONS

Section 1.

The Trustees or a committee of one or more Trustees may declare and pay dividends and other distributions, including dividends on Shares of a particular Series and other distributions from the assets belonging to that Series.  No dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Series (or Class) with respect to, nor any redemption or repurchase of, the Shares of any Series (or Class) shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series.  The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.  The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Trust Property, shall be determined by the Trustees.  Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the

Trustees determine. Except as provided with respect to a particular Class in the By-Laws or the resolutions establishing such Class, all dividends and other distributions on Shares of the Trust or a particular Series shall be distributed pro rata to the Shareholders of the Trust or that Series in proportion to the number of Shares of the Trust or that Series they held on the record date established for such payment.  The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

Section 2.    Determination of Net Asset Value.  The Trustees shall cause the Net Asset Value of Shares of the Trust or, as applicable, each Series or Class to be determined from time to time in a manner consistent with applicable laws and regulations.  The Trustees may delegate the power and duty to determine Net Asset Value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose.  The Net Asset Value of Shares shall be determined for the Trust or, as applicable, separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of trading on the New York Stock Exchange on the last business day of each week.

ARTICLE VII

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 1.    Voting Powers. Subject to the voting rights established with respect to a particular Class in the By-Laws or the resolutions establishing such Class, the Shareholders shall have power to vote only with respect to (a) the election of Trustees as provided in Section 2 of this Article VII; (b) the removal of Trustees as provided in Article II, Section 5(a); (c) any investment advisory, sub-advisory or management contract to the extent required by the 1940 Act; (d) the amendment of this Declaration to the extent and as provided in Article IX, Section 9; (e) the conversion of the Trust to an open-end investment company to the extent provided in Article IX, Section 4; (f) the reorganization of the Trust to the extent provided in Article IX, Section 5; (g) to approve a transaction subject to Article IX, Section 6, and (h) such additional matters relating to the Trust as may be required by the 1940 Act or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable.

In the event there are any Outstanding Shares of any Series or Classes, on any matter submitted to a vote of the Shareholders, all Shares shall be voted by individual Series or Class, except (a) as provided with respect to a particular Class in the By-Laws or the resolutions establishing such Class, (b) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series or Class, and (c) when the Trustees have determined that the matter affects the interests of more than one Series or Class, then the Shareholders of all such Series or Classes shall be entitled to vote thereon.  As determined by the Trustees without the vote or consent of Shareholders and except as provided with respect to a particular Class in the By-Laws or the resolutions establishing such Class, on any matter submitted to a vote of Shareholders either (i) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote or (ii) each dollar of net asset value (number of Shares owned times net asset value per Share of such Series or Class, as applicable) shall be entitled to one vote on any matter on which such

Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote.  Without limiting the power of the Trustees in any way to designate otherwise in accordance with the preceding sentence, the Trustees hereby establish that each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote.  There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the By-Laws.  The By-Laws may provide that proxies may be given by any electronic or telecommunications device or in any other manner, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy.  Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Declaration or the By-Laws.  Meetings of Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

Section 2.    Quorum; Required Vote.  One-third of the Outstanding Shares of each Series or Class, or one-third of the Outstanding Shares of the Trust, entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders’ meeting with respect to such Series or Class, or with respect to the entire Trust, respectively. Any lesser number shall be sufficient for adjournments.  Any adjourned session of a Shareholders’ meeting may be held within a reasonable time without further notice.  Except when a larger vote is required by the 1940 Act, this Declaration or the By-Laws, a majority of the Shares voting at a Shareholders’ meeting in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust and a plurality of such Shares shall elect a Trustee; provided, that if this Declaration or applicable law permits or requires that Shares be voted on any matter by individual Series or Classes, then a majority of the Shares of that Series or Class (or, if required by law, a majority of the Shares outstanding and entitled to vote of that Series or Class) voting at a Shareholders’ meeting in person or by proxy on the matter shall decide that matter insofar as that Series or Class is concerned.

Section 3.    Record Dates.  The Trustees may fix in advance a date up to 120 days before the date of any Shareholders’ meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares.  Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes).

Section 4.    Additional Provisions.  The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters.

ARTICLE VIII

EXPENSES OF THE TRUST AND SERIES

Section 1.    Payment of Expenses by the Trust.  Subject to Article V, Section 4, the Trust or a particular Series shall pay, or shall reimburse the Trustees from the assets belonging to the Trust or, as applicable, all Series or the particular Series, for their expenses (or the expenses of a Class) and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of Shares; insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust’s investment advisers, managers, administrators, distributors, custodians, transfer agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and each Series (if any) and maintaining its existence; costs of preparing and printing the prospectuses of the Trust and each Series (if any), statements of additional information and Shareholder reports and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust’s officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust. The Trustees shall have a lien on the assets belonging to the Trust or, as applicable, the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities.

Section 2.     Payment of Expenses by Shareholders.  The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series or Class, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

ARTICLE IX

MISCELLANEOUS

Section 1.    Trust Not a Partnership. This Declaration creates a trust and not a partnership.  No Trustee shall have any power to bind personally either the Trust’s officers or any Shareholder.

Section 2.     Trustee Action.  The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested.  Subject to the provisions of Article IV, the Trustees shall not be liable for errors of judgment or mistakes of fact or law.

Section 3.    Termination of the Trust.

(a)                The Trust or any Series or Class thereof may be dissolved by the affirmative vote of not less than three-quarters of the Trustees then in office.

(b)                In connection with the dissolution of the Trust or any Series or Class thereof under subsection (a) of this Section 3 or to the extent appropriate in connection with a reorganization as provided in Article IX, Section 5, upon making reasonable provision for the payment of all known liabilities of the Trust or, as applicable, all Series or any affected Series or Classes, by such assumption or otherwise in accordance with the Delaware Act, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of the Trust or, as applicable, all Series or any affected Series or Classes; however, the payment to any particular Class may be reduced by any fees, expenses or charges allocated to that Class.

(c)                Upon completion of the distribution of the remaining proceeds or assets pursuant to subsection (b) of this Section 3, the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect to the Trust or affected Series or Classes and the right, title and interest of all parties therein shall be canceled and discharged.  Following completion of winding up of the business of the Trust as provided herein, the Trustees shall cause a certificate of cancellation of the Trust’s Certificate to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee, and the Trust shall thereupon terminate.

Section 4.    Reorganization.

(a)                Except as provided in subsection (b) of this Section 5 or in Section 6 of this Article IX, subject to the affirmative vote of not less than three-quarters of the Outstanding Shares entitled to vote of the Trust or any affected Series, the Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized by a majority of the Trustees; provided however, if at least three-quarters of the Trustees then in office have approved such transaction, then the actions may be approved by the affirmative vote of a majority of the Outstanding Shares entitled to vote of the Trust or the affected Series.

(b)               Notwithstanding anything else herein, to change the Trust’s form or place of organization the Trustees may, without Shareholder approval unless such approval is required by applicable law, (i) cause the Trust to merge or consolidate with or into one or more entities, if the surviving or resulting entity is the Trust or any other corporation, association, trust or other organization, or a series thereof, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, or (iii) cause the Trust to incorporate, organize or form under the laws of Delaware or any other U.S. jurisdiction.  Any agreement of merger or consolidation shall be approved by a majority of Trustees and the certificate of merger may be signed by any one Trustee or any authorized officer and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(c)                 Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Trustees, and if applicable, Shareholders in accordance with this Section 5 may effect any amendment to this Declaration or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

(d)                The Trustees may create one or more statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

Section 5.     Certain Transactions.

(a)                Notwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (d) of this Section, the types of transactions described in paragraph (c) of this Section shall require the affirmative vote or consent of a majority of the Trustees then in office followed by the affirmative vote or consent of holders of not less than three-quarters of the Shares of the Trust or, as applicable, each affected Class or Series outstanding, voting as separate classes or series, when a Principal Shareholder (as defined in paragraph (b) of this Section) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

(b)               The term “Principal Shareholder” shall mean any corporation, Person or other entity which is the beneficial owner, directly or indirectly, of 5% or more of the outstanding Shares of the Trust or, as applicable, any Class or Series and shall include any affiliate or associates, as such terms are defined in clause (a)(ii) below, of a Principal Shareholder.  For the purpose of this Section, in addition to the Shares which a corporation, Person or other entity beneficially owns directly, (a) any corporation, Person or other entity shall be deemed to be the beneficial owner of any Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding Share options granted by the Trust) or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (a)(i) above, by any other corporation, Person or entity with which its “affiliate” or “associate” (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, or which is its “affiliate” or “associate” as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, and (b) the outstanding Shares shall include Shares deemed owned through application of clauses (a)(i) and (a)(ii) above but shall not include any other Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

(c)                This Section shall apply to the following transactions:

(1)                The merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder.

(2)                The issuance of any securities of the Trust to any Principal Shareholder (other than pursuant to any automatic dividend reinvestment plan).

(3)                The sale, lease or exchange by the Trust or any subsidiary thereof, of any assets to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

(4)                The sale, lease or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

(d)                The provisions of this Section shall not be applicable to (i) any of the transactions described in paragraph (c) of this Section if three-quarters of the Trustees shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, in which case approval by the vote of a majority of the Shares outstanding and entitled to vote shall be the only vote of Shareholders required by this Section, or (ii) any such transaction with any entity of which a majority of the outstanding Shares of all classes and series of a stock normally entitled to vote in elections of directors is owner of record or beneficially by the Trust and its subsidiaries.

(e)                 The Board of Trustees shall have the power and duty to determine for the purposes of this Section on the basis of information known to the Trust whether (i) a corporation, person or entity beneficially owns 5% or more of the outstanding Shares of the Trust or, as applicable, any Class or Series, (ii) a corporation, person or entity is an “affiliate” or “associate” (as defined above) of another, (iii) the assets being acquired or leased to or by the Trust or any subsidiary thereof constitute a substantial part of the assets of the Trust and have an aggregate fair market value of less than $1,000,000, and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section.

Section 6.     Declaration of Trust.  The original or a copy of this Declaration and of each amendment hereto or Declaration of Trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Declaration of Trust or any such amendments or supplements and as to any matters in connection with the Trust. Headings herein are for convenience only and shall not affect the construction of this Declaration. This Declaration may be executed in any number of counterparts, each of which shall be deemed an original.

Section 7.    Applicable Law. This Declaration of Trust and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws.

Section 8.    Amendments.

(a)                The Trustees may, without any Shareholder vote, amend or otherwise supplement this Declaration by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated trust instrument; provided, that Shareholders shall have the right to vote on any amendment (a) that would affect the voting rights of Shareholders granted in Article VII, Section l, (b) to this Section 9, (c) required to be approved by Shareholders by the 1940 Act or by the Trust’s registration statement(s) filed with the Commission or any State, and (d) submitted to them by the Trustees in their discretion.  Any amendment submitted to Shareholders that the Trustees determine would affect the Shareholders of any Series or Class shall be authorized by vote of the Shareholders of such Series or such Class and no vote shall be required of Shareholders of a Series or Class not affected. Notwithstanding anything else herein, any amendment to Article IV that would have the effect of reducing the indemnification and other rights provided thereby to Trustees, officers, employees, and agents of the Trust or to Shareholders or former Shareholders, and any repeal or amendment of this sentence shall each require the affirmative vote of the holders of two-thirds of the Outstanding Shares of the Trust entitled to vote thereon and no such amendment shall affect the right to indemnification of any person who is no longer a Trustee, officer or employee or agent of the Trust at the time of such amendment or of any person with respect to any act or omission taken or omitted prior to the adoption or enactment of such amendment or repeal.

(b)                The Trustees may not amend this Declaration to eliminate the rights of Shareholders of the Trust or of any Class or Series as set out in this Section 9(b) to vote on any amendment of this Declaration or the By-Laws or alter or amend the percentage of voting Shares required to approve any amendment or action that requires a specific Shareholder vote under this Declaration or the By-Laws unless an equivalent vote has authorized such an amendment of this Declaration or the By-Laws. Any amendment that adversely affects the holders of one or more Classes or Series of Shares shall require a vote of the Shareholders holding a majority of the Shares of each Class or Series so adversely affected and entitled to vote thereon and no vote of Shareholders of any Class or Series not so adversely affected shall be required, except that any amendment of any provision of Section 4, 5 or 6 of this Article IX shall require the vote of the Shareholders holding three-quarters of the Shares of each Class and Series entitled to vote thereon, regardless of the percentage of Trustees recommending such amendment.

Section 9.    Derivative Actions.  In addition to the requirements set out in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(a)                The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 10(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Act).

(b)               Unless a demand is not required under paragraph (a) of this Section 10, Shareholders eligible to bring such derivative action under the Delaware Act who hold at least 10% of the Outstanding Shares of the Trust, or 10% of the Outstanding Shares of the Series or Class to which such action relates, shall join in the request for the Trustees to commence such action; and

(c)                 Unless a demand is not required under paragraph (a) of this Section 10, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.

 For purposes of this Section 9, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are independent trustees.

Section 10.      Fiscal Year.  The fiscal year of the Trust shall end on a specified date as set out in the By-Laws. The Trustees may change the fiscal year of the Trust without Shareholder approval.

Section 11.       Jurisdiction and Waiver of Jury Trial. In accordance with Section 3804(e) of the Delaware Act, any suit, action or proceeding brought by or in the right of any Shareholder or any person claiming any interest in any Shares seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Declaration or the Trust, any Series or Class or any Shares, including any claim challenging the powers of the Trustees thereunder, alleging a breach of fiduciary duty by any Trustee or officer of the Trust or otherwise involving primarily the internal affairs of the Trust or any other claim of any nature against the Trust, any Series or Class, the Trustees or officers of the Trust, shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware, and all Shareholders and other such Persons hereby irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further, IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW. All Shareholders and other such Persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such Person at the address shown on the books and records of the Trust for such Person or at the address of the Person shown on the books and records of the Trust with respect to the Shares that such Person claims an interest in. Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust’s registered agent in the State of Delaware. Any service so made shall be as effective as if personally made in the State of Delaware.

Section 12.      Direct Claims. No class of Shareholders shall have the right to bring or maintain a direct action or claim for monetary damages against the Trust or the Trustees predicated upon an express or implied right of action under this Declaration or the 1940 Act, nor shall any single Shareholder, who is similarly situated to one or more other Shareholders with respect to an alleged injury, have the right to bring such an action, unless the class of Shareholders or single Shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. A request for authorization shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the class of Shareholders or single Shareholder to support the allegations made in the request. The Trustees shall consider such request within 90 days after its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or of any Series or Class of Shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the class of Shareholders or single Shareholder seeking authorization.

Section 13.      Severability. The provisions of this Declaration are severable.  If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Declaration.

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.}

IN WITNESS WHEREOF, the undersigned has executed this Agreement and Declaration of Trust as of the date first written above.

Peter J. DeCaprio
as Trustee and not individually

30